Exhibit 99.1

BBX Capital, Inc. Reports Financial Results

For the Fourth Quarter and Full Year of 2022

FORT LAUDERDALE, Florida – March 15, 2023 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or the “Company”) reported today its financial results for the fourth quarter and year ended December 31, 2022.

Selected highlights of BBX Capital’s consolidated financial results include:

Fourth Quarter 2022 Compared to Fourth Quarter 2021

●	Total consolidated revenues of $107.6 million vs. $98.2 million
●	Income before income taxes of $22.5 million vs $8.3 million
●	Net income attributable to shareholders of $15.4 million vs. $5.3 million
●	Diluted earnings per share of $0.99 vs. $0.32

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

●	Total consolidated revenues of $342.0 million vs. $313.6 million
●	Income before income taxes of $42.8 million vs. $64.2 million
●	Net income attributable to shareholders of $28.0 million vs. $46.9 million
●	Diluted earnings per share of $ 1.81 vs $ 2.63

Balance Sheet as of December 31, 2022

●	Cash and cash equivalents of $127.6 million
●	Note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $50.0 million
●	Total consolidated assets of $562.8 million
●	Total shareholders' equity of $334.3 million
●	Fully diluted book value per share of $22.48 (1)
(1)

Fully diluted book value per share is shareholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares and unvested restricted stock awards outstanding on December 31, 2022.

“Overall, we are pleased with BBX Capital's results for the year ended December 31, 2022. BBX Capital Real Estate generated its highest reported income before taxes since its creation in 2012 as a result of the execution of various sales transactions during 2022, including the sale of land in St. Lucie County, Florida for a gain of $23.0 million, the sale of three multifamily apartment communities sponsored by the Altman Companies, the sale of its interest in its Bayview joint venture, and the completion of home sales at its Marbella community in Miramar, Florida. Further, as part of its goal of establishing itself as a premier ‘retailtainment’ experience, IT’SUGAR opened various new store locations in 2022, including its first international location in Canada and large format ‘pop-up’ locations near Times Square in New York and on Michigan Avenue in Chicago, and plans to continue to open new locations in 2023, including ‘candy department stores’ in Miami, Florida and San Francisco, California. Further, while Renin has continued to face significant challenges in 2022, it commenced initiatives in late 2022 to transfer a substantial portion of its operations from its facility located in Montreal, Canada to its other manufacturing and distribution facilities and exit its primary third-party logistics and warehousing facility as part of its efforts to reduce costs and improve its margins,” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Mr. Levan added, "There is no question that inflationary pressures, rising interest rates, supply chain disruptions, and global economic uncertainty continue to present challenges for all of our portfolio companies, and we expect that these ongoing challenges will continue to impact our businesses during 2023. We also expect BBX Capital Real Estate to be dramatically impacted in 2023 by an anticipated decrease in sales transactions and new development starts. We remain focused on positioning our businesses to navigate the challenges of the current uncertain environment but are also focused on identifying ways to utilize our capital and capitalize on potential opportunities for future growth. As we have said previously, we remain committed to our objective of achieving long-term growth and building shareholder value.”

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2022, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com on March 15, 2023.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

BBX Capital Real Estate - Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Fourth Quarter 2022 Compared to Fourth Quarter 2021:

●	Revenues of $35.8 million vs. $18.8 million
●	Net gains on sales of real estate assets of $23.0 million vs. $0.2 million
●	Net profits from sales of real estate inventory to homebuilders of $6.2 million vs. $11.4 million
●	Recoveries from loan losses of $0.6 million vs. $0.7 million
●	Equity in net earnings of unconsolidated real estate joint ventures of $2.7 million vs. $2.2 million
●	Income before income taxes of $29.5 million vs. $13.6 million

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021:

●	Revenues of $57.5 million vs. $69.7 million
●	Net gains on sales of real estate assets of $24.3 million vs. $0.6 million
●	Net profits from sales of real estate inventory to homebuilders of $16.3 million vs. $35.8 million
●	Recoveries from loan losses of $4.8 million vs. $7.8 million
●	Equity in net earnings of unconsolidated real estate joint ventures of $38.4 million vs. $18.2 million
●	Income before income taxes of $75.2 million vs. $58.3 million

BBXRE’s operating results for the quarter ended December 31, 2022 as compared to the same 2021 period primarily reflect an increase in net gains on sales of real estate assets related to BBXRE's sale of 119 acres of vacant land in St. Lucie County, Florida in December 2022, which resulted in the recognition of a net gain on sale of $23.0 million in the fourth quarter of 2022. This increase was partially offset by (i) a decrease in net profits from the sale of lots to homebuilders at the Beacon Lake Community development due to the accelerated sale of lots in the development in fiscal 2021 and (ii) an increase in selling, general, and administrative expenses, which reflected, among other things, the establishment of BBXRE’s logistics real estate division, incentive compensation related to sales activity in 2022, and the recognition of severance expense.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results include:

Fourth Quarter 2022 Compared to Fourth Quarter 2021:

●	Trade sales of $37.7 million vs. $36.2 million
●	Gross margin of $15.3 million vs. $13.8 million
●	Gross margin percentage of 40.7% vs. 38.1%
●	Depreciation and amortization of $1.9 million vs. $1.3 million
●	Income before income taxes of $1.5 million vs. a loss before income taxes of $(0.2) million

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021:

●	Trade sales of $139.7 million vs. $84.2 million
●	Gross margin of $56.4 million vs. $31.7 million
●	Gross margin percentage of 40.4% vs. 37.7%
●	Depreciation and amortization of $6.6 million vs. $3.2 million
●	Income before income taxes of $0.2 million vs. $15.8 million

BBX Sweet Holdings’ operating results for the quarter ended December 31, 2022 as compared to the same 2021 period primarily reflect higher income related to IT’SUGAR's sales, which includes the impact of sales at new retail locations opened by IT’SUGAR in fiscal 2022 and increased comparable store sales during 2022 compared to 2021.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Fourth Quarter 2022 Compared to Fourth Quarter 2021:

●	Trade sales of $30.8 million vs. $39.8 million
●	Gross margin of $0.8 million vs. $2.9 million
●	Gross margin percentage of 2.7% vs. 7.2%
●	Loss before income taxes of $(4.5) million vs. $(1.9) million

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021:

●	Trade sales of $132.0 million vs. $146.3 million
●	Gross margin of $4.3 million vs. $15.9 million
●	Gross margin percentage of 3.3% vs. 10.9%
●	Loss before income taxes of ($15.4) million vs. ($1.0) million

Renin’s operating results for the quarter ended December 31, 2022 as compared to the same 2021 period primarily reflect (i) lower sales, which includes the impact of an overall decline in customer demand and one of Renin’s major customers discontinuing its purchase of certain products from Renin in late 2021, (ii) a decline in Renin’s gross margin percentage primarily related to higher raw material costs and lower absorption of manufacturing overhead costs, and (iii) higher interest expense.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this release and in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates.  Risks and uncertainties include risks relating to public health issues and general economic uncertainties, including, supply chain issues, labor shortages, current inflationary trends, and rising interest rates.  The current economic environment has had a negative impact on our margins, including increased energy and raw material costs and increasing wages in the labor markets in which we compete. We expect that inflation will continue to pressure our margins in future periods, especially to the extent that we are not able to increase prices to customers. Many factors including (i) consumer demand, (ii) disruptions in global supply chains, (iii) employee absenteeism and a general labor shortage as well as increases in the cost of hiring and maintaining employees, (iv) disruptions in credit and capital markets, (v) customer retention, including our ability to maintain our relationships with large customers, (vi) U.S. Federal Reserve monetary policy decisions in response to inflationary trends, (vii) changes in U.S. federal income or other tax laws and interpretation of tax laws and (viii) heightened cybersecurity risks all impact the Company's operations, results and financial condition. The duration and severity of economic and market conditions are uncertain and may impact future periods. At this time we are also not able to predict whether the current economic conditions will result in prolonged changes in our customers’ behavior, which may include prolonged decreases in discretionary spending and reductions in demand for retail store and confectionery products, home improvement products or real estate, each of which would have a material adverse impact on our business, operating results and financial condition. In addition, current inflationary trends may adversely impact our results of operations. BBXRE has experienced a significant increase in commodity and labor prices, which has resulted in higher development and construction costs, and increasing interest rates may adversely impact demand for real estate and its developments, as well as its and its customers financing costs and sales prices resulting from increased capitalization rates. IT’SUGAR has experienced an increase in the cost of inventory and freight, and Renin has experienced significant supply chain challenges and a significant increase in costs related to shipping and raw materials. The significant increase in Renin’s costs has caused Renin to be out of compliance with the terms of financial covenants under its credit facility, and it is anticipated that additional loan paydowns or the full repayment of its loan facility may be required. These inflationary trends could have a material adverse effect on the Company’s results of operations and financial condition if the Company is not able to increase prices to its customers to offset the increase in its costs. A number of factors may adversely affect the labor force available to us or increase our labor costs, including labor shortages and increased employee turnover, federal unemployment subsidies, and other government regulations. A sustained labor shortage or increased turnover rates could lead to increased costs, such as increased overtime pay to meet demand and increased wage rates to attract and retain employees, or negatively affect our operations or adversely impact our business and results. Further, any mitigation measures we take in response to a decrease in labor availability or an increase in labor costs may be unsuccessful and could have negative effects. Additionally, rising interest rates could also have an adverse impact on homebuyers and home sales, the availability of financing, the affordability of residential mortgages, the profitability of development projects as a majority of development costs are financed with third party debt and the value of multifamily apartment communities as rising interest rates increase capitalization rates applied to sales transactions.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2022, which will be filed on March 15, 2023, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

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The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December 31, 2022 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	37,706	30,835	2,160	(7)	70,694
Sales of real estate inventory	10,981	—	—	—	—	10,981
Interest income	1,452	—	—	—	573	2,025
Net gains on sales of real estate assets	22,960	—	—	—	—	22,960
Other revenue	392	—	—	692	(102)	982
Total revenues	35,785	37,706	30,835	2,852	464	107,642
Costs and expenses:
Cost of trade sales	—	22,373	30,005	690	(8)	53,060
Cost of real estate inventory sold	4,794	—	—	—	—	4,794
Interest expense	—	318	1,183	—	(762)	739
Recoveries from loan losses, net	(620)	—	—	—	—	(620)
Impairment losses	—	174	—	—	—	174
Selling, general and administrative expenses	4,816	13,516	3,978	2,020	5,387	29,717
Total costs and expenses	8,990	36,381	35,166	2,710	4,617	87,864
Operating income (losses)	26,795	1,325	(4,331)	142	(4,153)	19,778
Equity in net earnings of unconsolidated real estate joint ventures	2,702	—	—	—	—	2,702
Other income (expense)	1	200	(58)	2	42	187
Foreign exchange loss	—	(68)	(123)	—	—	(191)
Income (loss) before income taxes	$29,498	1,457	(4,512)	144	(4,111)	22,476

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended December 31, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	36,225	39,776	2,186	(8)	78,179
Sales of real estate inventory	17,705	—	—	—	—	17,705
Interest income	583	—	—	—	1,007	1,590
Net gains on sales of real estate assets	205	—	—	—	—	205
Other revenue	352	—	—	368	(186)	534
Total revenues	18,845	36,225	39,776	2,554	813	98,213
Costs and expenses:
Cost of trade sales	—	22,431	36,916	733	(8)	60,072
Cost of real estate inventory sold	6,265	—	—	—	—	6,265
Interest expense	—	178	543	1	(241)	481
Recoveries from loan losses, net	(736)	—	—	—	—	(736)
Impairment losses	—	38	—	—	—	38
Selling, general and administrative expenses	1,878	13,800	4,204	1,701	4,524	26,107
Total costs and expenses	7,407	36,447	41,663	2,435	4,275	92,227
Operating income (losses)	11,438	(222)	(1,887)	119	(3,462)	5,986
Equity in net earnings of unconsolidated real estate joint ventures	2,162	—	—	—	—	2,162
Other income	—	53	—	1	35	89
Foreign exchange gain	—	—	24	—	—	24
Income (loss) before income taxes	$13,600	(169)	(1,863)	120	(3,427)	8,261

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations for the year ended December 31, 2022 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	139,718	131,951	8,470	(14)	280,125
Sales of real estate inventory	27,794	—	—	—	—	27,794
Interest income	3,617	—	—	—	2,376	5,993
Net gains on sales of real estate assets	24,289	—	—	—	—	24,289
Other revenue	1,835	—	—	2,572	(563)	3,844
Total revenues	57,535	139,718	131,951	11,042	1,799	342,045
Costs and expenses:
Cost of trade sales	—	83,307	127,623	2,805	(14)	213,721
Cost of real estate inventory sold	11,463	—	—	—	—	11,463
Interest expense	—	1,015	3,588	2	(2,206)	2,399
Recoveries from loan losses, net	(4,835)	—	—	—	—	(4,835)
Impairment losses	311	238	—	—	—	549
Selling, general and administrative expenses	13,772	55,617	17,077	7,224	22,525	116,215
Total costs and expenses	20,711	140,177	148,288	10,031	20,305	339,512
Operating income (losses)	36,824	(459)	(16,337)	1,011	(18,506)	2,533
Equity in net earnings of unconsolidated real estate joint ventures	38,414	—	—	—	—	38,414
Other (expense) income	(7)	718	(57)	4	306	964
Foreign exchange (loss) gain	—	(70)	950	—	—	880
Income (loss) before income taxes	$75,231	189	(15,444)	1,015	(18,200)	42,791

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations for the year ended December 31, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	84,215	146,255	7,616	(8)	238,078
Sales of real estate inventory	65,479	—	—	—	—	65,479
Interest income	2,048	36	—	—	4,329	6,413
Net gains on sales of real estate assets	643	—	—	—	—	643
Other revenue	1,504	—	—	2,045	(565)	2,984
Total revenues	69,674	84,251	146,255	9,661	3,756	313,597
Costs and expenses:
Cost of trade sales	—	52,497	130,366	2,291	(8)	185,146
Cost of real estate inventory sold	29,690	—	—	—	—	29,690
Interest expense	—	429	1,830	2	(822)	1,439
Recoveries from loan losses, net	(7,774)	—	—	—	—	(7,774)
Impairment losses	—	38	—	—	—	38
Selling, general and administrative expenses	7,587	31,524	15,857	5,978	15,068	76,014
Total costs and expenses	29,503	84,488	148,053	8,271	14,238	284,553
Operating income (losses)	40,171	(237)	(1,798)	1,390	(10,482)	29,044
Equity in net earnings of unconsolidated real estate joint ventures	18,154	—	—	—	—	18,154
Other (expense) income	(14)	131	—	—	224	341
Gain on the consolidation of IT'SUGAR, LLC	—	15,890	—	—	—	15,890
Foreign exchange gain	—	—	812	—	—	812
Income (loss) before income taxes	$58,311	15,784	(986)	1,390	(10,258)	64,241